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      EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Fulton Financial Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76600, No.
333-76596, No. 333-76594, No. 333-107625, No. 333-114206, No. 333-116625, No.
333-121896, No. 333-126281 and No. 333-131706) on Forms S-8 and on registration statement (No. 33-37835, No. 333-61268, No. 333-123532 and No. 333-130708) on
Forms S-3 of Fulton Financial Corporation of our reports dated March 9, 2006, with respect to the consolidated balance sheets of Fulton Financial Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Fulton Financial Corporation.

/s/ KPMG LLP

Harrisburg, Pennsylvania
March 16, 2006